UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

UMH Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey (Address of principal executive offices)		07728 (Zip Code)

Registrant’s telephone number, including area code:          (732) 577-9997

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock $.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On January 10, 2023, UMH Properties, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., as distribution agent (the “Distribution Agent”) under which the Company may offer and sell shares of the Company’s 6.375% Series D Cumulative Redeemable Preferred Stock, $0.10 par value per share, with a liquidation preference of $25.00 per share (the “Series D Preferred Stock”), having an aggregate sales price of up to $100,000,000 from time to time through the Distribution Agent, as agent or principal. Sales of the shares of Series D Preferred Stock under the Sales Agreement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (the “NYSE”) or on any other existing trading market for the Series D Preferred Stock, as applicable, or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Distribution Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Distribution Agent and the Company.

The Company intends to use the net proceeds from sales of shares of Series D Preferred Stock under the Sales Agreement for working capital and general corporate purposes, which may include purchase of manufactured homes for sale or lease to customers, expansion of the Company’s existing communities, potential acquisitions of additional properties and possible repayment of indebtedness on a short-term basis.

The Sales Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Distribution Agent against certain specified liabilities. The Company will pay the Distribution Agent a commission at a mutually agreed rate of up to 2.0% of the gross sales proceeds from the sale of shares of Series D Preferred Stock sold under the Sales Agreement. The offering of Series D Preferred Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Series D Preferred Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by the Company or the Distribution Agent in accordance with the terms of the Sales Agreement.

The shares of Series D Preferred Stock sold under the Sales Agreement are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-238321), filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2020, and declared effective on June 1, 2020 (the “Registration Statement”), and will be sold and issued pursuant to the Company’s prospectus dated June 1, 2020 included in the Registration Statement and the related prospectus supplement, dated January 10, 2023 (the “Prospectus Supplement”). The Series D Preferred Stock are described in the Company’s Registration Statement and the Prospectus Supplement.  The Series D Preferred Stock is listed on the NYSE under the symbol “UMH PRD.”

The offering of Series D Preferred Stock under the Sales Agreement replaces the previous program announced by the Company on July 22, 2020 which provided for “at the market offerings” of the Company’s 6.75% Series C Cumulative Redeemable Preferred Stock and Series D Preferred Stock.

The foregoing summary of the Sales Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement attached hereto.  A copy of the Sales Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. In connection with the filing of the Sales Agreement, the Company is filing as Exhibit 5.1 the opinion of its counsel Stroock & Stroock & Lavan LLP and as Exhibit 8.1 the tax opinion of Stroock & Stroock & Lavan LLP.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	At Market Issuance Sales Agreement, dated January 10, 2023, between UMH Properties, Inc. and B. Riley Securities, Inc.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

8.1	Tax Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibits 5.1 and 8.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2023	UMH PROPERTIES, INC.

	By:	/s/ Anna T. Chew
		Name:	Anna T. Chew
		Title:	Vice President and Chief Financial Officer

Exhibit Index

1.1	At Market Issuance Sales Agreement, dated January 10, 2023, between UMH Properties, Inc. and B. Riley Securities, Inc.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

8.1	Tax Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibits 5.1 and 8.1)